UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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Activision Blizzard, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Team,

Today is an incredibly exciting day. As we continue our journey to connect and engage the world through epic entertainment, we will eventually do so as part of Microsoft. I am certain that our incredible talent and extraordinary games combined with our shared commitment to the very best workplace will enable us to grow in an increasingly more competitive race for leadership as gaming through the metaverse evolves.

How we got here and where we’re going

When you reflect on what we’ve built together, we have so much to be proud of. For the last 31 years, we’ve continuously shaped gaming through our commitment to deliver joy, fun, and the thrill of accomplishment.

We’ve transformed games into social experiences and enabled players to find purpose and meaning through the most engaging form of entertainment – our games. By doing so, we’ve created and entertained communities of hundreds of millions of players.

Connecting these communities together is the next step. Facebook, Google, Tencent, NetEase, Amazon, Apple, Sony, Disney – and many more – have ambitions for their own gaming and metaverse initiatives. Established and emerging competitors see opportunity for virtual worlds filled with professionally produced content, user generated content and rich social connections.

Our talent and our games are important components of the construction of a rich metaverse. We have always attracted the very best game makers and built the very best games, seizing opportunity with passion, inspiration, focus, and determination.

A partnership to define the future

As investments in cloud computing, AI and machine learning, data analytics, and user interface and experience capabilities are becoming more competitive, we believe this partnership will better enable our ambitions.

In considering possible partners, all roads ultimately lead to Microsoft. Like us, they have been making games for a long time. Microsoft has already distributed games to hundreds of millions of the world’s computers and computing devices and has technologies and innovation that will support the next generation of games.

Microsoft also will support our journey to further strengthen our culture. Satya Nadella, Microsoft’s CEO, has been a passionate advocate for caring as the currency of leadership. Inspiring people through empathy is a powerful motivator, and one we embrace as we renew our resolve – and in the work we are now doing – to set a new standard for a welcoming and inclusive workplace culture.

Importantly, Microsoft wants you – your talent, your creativity, and your dedication to each other. Activision Blizzard’s success throughout the years can be directly attributed to each of you. Microsoft recognizes the commitment to excellence and creative independence that sets us apart, and we anticipate minimal changes for our workforce following the close of the transaction. Microsoft’s diverse operations will give us access to valuable expertise, technology, and tools and provide even greater opportunities for learning and development.

No organization’s culture, including ours, is without need for improvement, and thanks to your input, we are making strides in improving ours. My commitment is to continue evolving our culture so that come closing, Microsoft is acquiring an exemplary workplace.

What’s next

Transactions like these can take a long time to complete. Until we receive all the necessary regulatory approvals and other customary closing conditions are satisfied, which we expect to be sometime in Microsoft’s fiscal 2023 year ending June 30, 2023, we will continue to operate completely autonomously. I will continue as our CEO with the same passion and enthusiasm I had when I began this amazing journey in 1991.

Of course, this announcement will give rise to so many questions. We will host numerous forums and events to make certain we address your concerns.

I am incredibly proud of this company, you, and the work we have done together. Now it’s on to our next chapter and the endless possibilities this transaction represents for us. I couldn’t be more appreciative of your efforts, focus, and the dedication to connecting the world through joy and fun.

With gratitude,

Bobby

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Forward-Looking Statements

This letter contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction and business combination between Microsoft Corporation (“Microsoft”) and Activision Blizzard, Inc. (“Activision Blizzard”), including statements regarding the benefits of the transaction, the anticipated timing of the transaction and the products and markets of each company. These forward-looking statements generally are identified by the words “believe,” “project,” “predicts,” “budget,” “forecast,” “continue,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (or the negative versions of such words or expressions). Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this presentation, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect Activision Blizzard’s business and the price of the common stock of Activision Blizzard, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of Activision Blizzard and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on Activision Blizzard’s business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of Activision Blizzard or Microsoft and potential difficulties in Activision Blizzard employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from Activision Blizzard’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against Microsoft or against Activision Blizzard related to the merger agreement or the transaction, (viii) the ability of Microsoft to successfully integrate Activision Blizzard’s operations, product lines, and technology, the impact of the COVID-19 pandemic on Activision Blizzard’s business and general economic conditions, (ix) restrictions during the pendency of the proposed transaction that may impact Activision Blizzard’s ability to pursue certain business opportunities or strategic transactions and (x) the ability of Microsoft to implement its plans, forecasts, and other expectations with respect to Activision Blizzard’s business after the completion of the proposed merger and realize additional opportunities for growth and innovation. In addition, please refer to the documents that Microsoft and Activision Blizzard file with the Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this presentation. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Microsoft and Activision Blizzard assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

In connection with the transaction, Activision Blizzard will file relevant materials with the SEC, including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Activision Blizzard will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. INVESTORS AND SECURITY HOLDERS OF ACTIVISION BLIZZARD ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT ACTIVISION BLIZZARD WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ACTIVISION BLIZZARD AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Activision Blizzard with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Activision Blizzard’s website (https://investor.Activision.com) or by writing to Activision Blizzard, Investor Relations, 3100 Ocean Park Boulevard, Santa Monica, California, 90405.

Activision Blizzard and certain of its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Activision Blizzard’s stockholders with respect to the transaction. Information about Activision Blizzard’s directors and executive officers and their ownership of Activision Blizzard’s common stock is set forth in Activision Blizzard’s proxy statement on Schedule 14A filed with the SEC on April 30, 2021 as amended on May 3, 2021. To the extent that holdings of Activision Blizzard’s securities have changed since the amounts printed in Activision Blizzard’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of the participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the transaction.